UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2014
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UNDER ARMOUR, INC.
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Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Byron K. Adams, Jr., Senior Advisor to the Chairman of Under Armour, Inc. (the “Company”), responsible for advising on the digital business and other related matters, has left that position effective November 21, 2014 following the completion of his work. Having served on the Company’s board of directors since 2003, Mr. Adams joined the Company’s management team in October 2011 as Chief Performance Officer, responsible for the development of company-wide business strategy, human resources and organizational alignment and processes. He continued in this role until October 2013, when he began serving in his current role. Mr. Adams served as a member of the Company’s board of directors throughout his tenure as an officer, and he will remain as a board member following this change.

Mr. Adams was identified as a named executive officer for 2013 in the Company’s most recent proxy statement. Therefore the Company is filing this Form 8-K pursuant to Item 5.02(b) which requires disclosure of the departure of a named executive officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: November 21, 2014	By:	/s/ JOHN STANTON
John Stanton
Senior Vice President, General Counsel and Secretary